UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2015

REGEN BIOPHARMA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	45-5192997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-191725

4700 Spring Street, St 304, La Mesa, California 91942

(Address of Principal Executive Offices)

(619) 702 1404

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Appointment of Principal Officers, Compensatory Arrangements of Certain Officers.

On October 9, 2015 the Board of Directors of Regen Biopharma, Inc. (“Regen”) appointed Harry M. Lander, Ph.D., M.B.A., age 50, to the position of President of Regen. Dr.Lander received an MBA in Finance from The New York University Stern School of Business in New York City in 1991 and a Ph.D. in Biochemistry from the Cornell University Graduate School of Medical Sciences. Dr. Lander has also earned a Bachelor of Science in Biochemistry and a Bachelor of Science in Chemistry from State University of New York at Stony Brook. Prior to accepting the office of President at Regen, Dr. Lander served as Research Chief-Administration at Sidra Medical and Research Center, a new women’s and children’s hospital (expected to open in 2018) established to provide care to Qatari and Middle East residents based on the North American academic medical center model. His duties at the Medical and Research Center included assisting in the development of financial, operational , and compliance infrastructures for the Center as well as assisting in developing the Center’s scientific strategy through a 5 year strategic plan.

Five year Employment History

Company Name	Position	Employment Dates
Sidra Medical and Research Center, Doha, Qatar	Research Chief	2013--2015
Weill Cornell Medical College, New York, NY	Assistant Provost	2012-2013
Weill Cornell Medical College, New York, NY	Assistant Provost,	2009-2012

On October 9, 2015 Regen entered into a written employment agreement with Dr. Lander whereby Dr. Lander Caven shall serve as President of Regen (“Agreement”). The Term of this Agreement shall commence on November 15, 2015 and shall expire on November 14, 2018.

Pursuant to the Agreement, Dr. Lander shall be paid salary at the rate of $16,667 per month . Pursuant to the Agreement Dr. Lander shall receive:

(a) 1,000,000 newly issued Series A Preferred shares of Regen (“Signing Shares”). Signing Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by Dr. Lander (“Transfer Restriction”) until after a one year vesting period has expired.

(b) 10,000,000 newly issued Series A Preferred shares of Regen (“Incentive Shares”). Incentive shares shall vest to Dr. Lander two years from the date he is hired.

(c) 10,000,000 newly issued Series A Preferred shares of Regen (“Milestone Shares “) upon any of the following events having occurred during the employment by Regen of Dr. Lander:

A) two collaborations with pharmaceutical firms with annual revenues of $250,000,000 or greater over their last three fiscal years

B) an equity raise of $10,000,000 invested in the securities of Regen by sources introduced to Regen by Dr. Lander and who have not previously been introduced to Regen by any other entity.

C) Listing of Regen’s equity securities on any of the following markets:

i.	Nasdaq Global Select Market
ii.	Nasdaq Global Market
iii.	Nasdaq Capital Market
iv.	The New York Stock Exchange
v.	NYSE MKT

d) sale of a portion of the Regen Intellectual Property portfolio for appropriate consideration

e) clearance of any Regen sponsored intellectual property through FDA phase II clinical trials.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the text of the Agreement , which is attached to this Current Report on Form 8-K as Exhibit 10.1

Item 9.01 Exhibits.

Exhibit No.	Description of Exhibit
10.1	Lander Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regen Biopharma, Inc.

Dated: October 9, 2015	By: /s/ David Koos
David Koos
Chief Executive Officer